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INDEPENDENT AUDITORS' CONSENT



    We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-20663 of American Re Corporation on Form S-4 of our report dated February 6, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of American Re Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey
February 12, 1997